Exhibit 4.5(b)

Schedule identifying omitted documents and setting forth the differences between the omitted documents and Exhibit 4.2(a) to this Report on Form 8-K

This schedule identifies certain documents omitted from this Report on Form 8-K (the “Omitted Documents”) and the differences between the Omitted Documents and Exhibit 4.5(a) to this Report on Form 8-K (“Exhibit 4.5(a)”).

For purposes of this Exhibit 4.5(b), the following terms are referred to herein as the “Variable Terms”.

Name of the Trust:

Party Executing Selling Agent Agreement (in the case of an issuance of InterNotes®): Incapital, unless otherwise specified in the Pricing Supplement

Party Executing Distribution Agreement (in the case of an issuance of medium-term notes): Lehman Brothers Inc., unless otherwise specified in the Pricing Supplement

Schedule I:

If the Selling Agent Agreement is executed:

Selling Agent Agreement Specifications

In connection with Section VI(a)(viii) of the Selling Agent Agreement, the Program under which the Notes are issued, as well as the Notes, have been assigned the ratings issued by Moody’s and S&P set forth in the Pricing Supplement. In connection with Section VI(b)(xiv) of the Selling Agent Agreement, the Company has been assigned the financial strength rating by Moody’s and S&P as set forth in the Pricing Supplement.

In connection with Section X of the Selling Agent Agreement, the notice information for the Agents is as follows (unless otherwise specified in the pricing supplement):

c/o Incapital LLC
One North LaSalle Street, Suite 3500
Chicago, Illinois 60602

If the Distribution Agreement is executed:

Distribution Agreement Specifications

In connection with Section 2(a)(viii) of the Distribution Agreement, the Program under which the Notes are issued, as well as the Notes, have been assigned the ratings issued by Moody’s and by S&P set forth in the Pricing Supplement. In connection with Section 2(b)(xiv) of the Distribution Agreement, the Company has been assigned the financial strength rating by Moody’s and S&P set forth in the Pricing Supplement.

In connection with Article 2 of the Distribution Agreement, the notice information for the Dealer(s) is as follows (unless otherwise specified in the pricing supplement):

Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Attn: Medium Term Note Desk
Telecopy No.:  212 526 0943

1. Omitted Document 1:  Omnibus Instrument relating to the 5.55% Callable InterNotes® due March 15, 2014 (the “Notes”) of Protective Life Secured Trust 2006-3

Differences:

The Variable Terms of the omnibus instrument represented by Omitted Document 1 differ from the terms set forth in Exhibit 4.5(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the Notes, differ from the analogous terms set forth in Exhibit 4.5(a).

2. Omitted Document 2:  Omnibus Instrument relating to the 5.55% Callable InterNotes® due March 15, 2015 (the “Notes”) of Protective Life Secured Trust 2006-4

Differences:

The Variable Terms of the omnibus instrument represented by Omitted Document 2 differ from the terms set forth in Exhibit 4.5(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the Notes, differ from the analogous terms set forth in Exhibit 4.5(a).

3. Omitted Document 3:  Omnibus Instrument relating to the 5.5% Callable InterNotes® due March 15, 2012 (the “Notes”) of Protective Life Secured Trust 2006-5

Differences:

The Variable Terms of the omnibus instrument represented by Omitted Document 3 differ from the terms set forth in Exhibit 4.5(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the Notes, differ from the analogous terms set forth in Exhibit 4.5(a).

4. Omitted Document 4:  Omnibus Instrument relating to the 5.75% Callable InterNotes® due April 15, 2016 (the “Notes”) of Protective Life Secured Trust 2006-6

Differences:

The Variable Terms of the omnibus instrument represented by Omitted Document 4 differ from the terms set forth in Exhibit 4.5(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the Notes, differ from the analogous terms set forth in Exhibit 4.5(a).